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                                                                 EXECUTION COPY

                                    FOURTH SUPPLEMENTAL INDENTURE (this "Fourth
                           Supplemental Indenture") dated as of December 17, 1997, among TIME WARNER COMPANIES, INC., a Delaware corporation formerly known as Time Warner, Inc. (the "Company"), TIME WARNER INC., a Delaware corporation formerly known as TW Inc. ("TWI"), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation ("TBS"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as successor trustee (the "Trustee").

                  WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of January 15, 1993, providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Indenture (as defined below) after the date hereof, as amended by the First Supplemental Indenture, dated as of June 15, 1993, between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of October 10, 1996, among the Company, TWI and the Trustee (the "Second Supplemental Indenture") and the Third Supplemental Indenture, dated as of December 31, 1996 among the Company, TWI and the Trustee (the "Third Supplemental Indenture") (the Original Indenture, as amended by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture is herein called the "Indenture");

                  WHEREAS TWI has, by way of the Second Supplemental Indenture, unconditionally guaranteed the obligations of the Company under the Indenture (the "TWI Guarantee") and has, by way of the Third Supplemental Indenture, extended to the Holders of Securities certain rights and privileges in connection with the TWI Guarantee; and

                  WHEREAS Section 901(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

                  WHEREAS Section 901(7) of the Indenture permits the Company, when authorized by a resolution of the Board of






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Directors of the Company, and the Trustee, at any time and from time to time to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of adding additional Events of Default in respect of the Securities;

                  WHEREAS the Company proposes in and by this Fourth Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to Securities issued thereunder and TBS desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (the "TBS Guarantee") and to extend to the Holders of Securities certain rights and privileges in connection with the guarantee of the Securities by TBS;

                  WHEREAS the Company, TWI and TBS have requested that the Trustee execute and deliver this Fourth Supplemental Indenture and all requirements necessary make this Fourth Supplemental Indenture a valid instrument in accordance with its terms and to make the TBS Guarantee the valid obligation of TBS, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, the Company, TWI, TBS and the Trustee hereby agree that the following Sections of this Fourth Supplemental Indenture supplement the Indenture with respect to Securities issued thereunder:

                  SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

                  (b) Article I, Section 101, of the Indenture is hereby supplemented to add the following definitions:

                  "TWI" means Time Warner Inc., a Delaware corporation formerly known as TW Inc. and formerly defined in both the Second Supplemental Indenture and Third Supplemental Indenture as the "Guarantor".

                  "TBS" means Turner Broadcasting System, Inc., a
         Georgia corporation.






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                  (c) All references to the Guarantor in the Second Supplemental
Indenture and Third Supplemental Indenture are deemed to be references to TWI.

                  SECTION 2. The TBS Guarantee. (a) TBS irrevocably and unconditionally guarantees, to each Holder of Securities (including each Holder of Securities issued under the Indenture after the date of this Fourth Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities.

                  (b) TBS further agrees that the TBS Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

                  (c) The obligation of TBS to make any payment hereunder may be satisfied by causing the Company to make such payment.

                  (d) TBS also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the TBS Guarantee.

                  (e) Any term or provision of this Fourth Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the TBS Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Fourth Supplemental Indenture, as it relates to TBS, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 3. Amendment to Defeasance upon Deposit of Funds or Government Obligations. Section 403 of Article 4 of the Indenture is hereby supplemented and amended by adding the following sentence after the sentence following clause (5) and before the definition of "Discharged" in Section 403 of
Article 4 of the Indenture:

                  "If the Company, at its option, with respect to a series of Securities, satisfies the applicable conditions pursuant to either clause (a) or (b) above,






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         then (x), in the event the Company satisfies the conditions to clause
         (a) and elects clause (a) to be applicable, TBS shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the TBS Guarantee of the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series and (y) in either case, TBS shall cease to be under any obligation to comply with any term, provision or condition set forth in Article Eight (and any other covenants applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision), and clause (5)(ii) of Section 501 (and any other Events of Default applicable to such series of Securities that are determined pursuant to Section 301 to be subject to this provision) shall be deemed not to be an Event of Default with respect to such series of Securities at any time thereafter."

                  SECTION 4. Amendments to the Events of Default and Remedies.
(a) Clause (5) of Section 501 of Article Five of the Indenture is hereby amended by adding thereto at the end thereof the following:

                  "(iii) default in the performance, or breach, of any covenant or warranty of TBS in this Indenture (as it may be supplemented from time to time) in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture (as so supplemented) which are not expressly stated to be for the benefit of a particular series of Securities being deemed in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to TBS by the Trustee or to TBS and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or".

                  (b) Clause (6) of Section 501 of Article Five of the Indenture is hereby amended by adding thereto at the end thereof the following:






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                  "(iii) the entry of an order for relief against TBS under
         Title 11, United States Code (the "Federal Bankruptcy Act") by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging TBS a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of TBS under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of TBS or of any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or".

                  (c) Clause (7) of Section 501 of Article Five of the Indenture is hereby amended by adding thereto at the end thereof the following:

                  "(iii) the consent by TBS to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of TBS or of any substantial part of its properties or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by TBS in furtherance of any such action; or".

                  SECTION 5. Amendments to Article Eight. (a) The introductory clause and clause (1) of Section 801 of Article Eight of the Indenture is hereby supplemented and amended to read in its entirety as follows:

                  "Section 801. Consolidation, Merger, Conveyance or Transfer on Certain Terms. None of the Company, TWI or TBS shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (1)(a) In the case of the Company, the corporation formed by such consolidation or into which






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         the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture (as supplemented from time to time) on the part of the Company to be performed or observed; (b) in the case of TWI or TBS, the corporation formed by such consolidation or into which TWI or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of TWI or TBS substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of this Indenture (as supplemented from time to time) on the part of TWI or TBS to be performed or observed;"

                  (b) Section 802 of Article Eight of the Indenture is supplemented and amended to read in its entirety as follows:

                  "Section 802. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company, TWI or TBS substantially as an entirety in accordance with Section 801, the successor person formed by such consolidation or into which the Company, TWI or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, TWI or TBS, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company, TWI or TBS herein, as the case may be. In the event of any such conveyance or transfer, the predecessor as the Company, TWI or TBS, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter."

                  SECTION 6. Supplemental Indentures. Clauses (1) and (2) of
Section 901 of Article Nine of the Indenture are






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supplemented and amended to read in their entirety as follows:

                  "(1) to evidence the succession of another corporation or Person to the Company, TWI or TBS, and the assumption by any such successor of the respective covenants of the Company, TWI or TBS herein and in the Securities contained; or

                  "(2) to add to the covenants of the Company, TWI or TBS, or to surrender any right or power herein conferred upon the Company, TWI or TBS, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or".

                  SECTION 7. This Fourth Supplemental Indenture. This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                  SECTION 8. GOVERNING LAW. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9. Counterparts. This Fourth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                  SECTION 10. Headings. The headings of this Fourth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWI and TBS, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture.

                  SECTION 12. Separability. In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Securities shall for any reason be held






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to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Fourth Supplemental Indenture or of the Securities, but this Fourth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.






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                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                             TIME WARNER COMPANIES, INC.,

                                             by /s/ Thomas W. McEnerney
                                                ------------------------------
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President

                                             TIME WARNER INC.,

                                             by /s/ Thomas W. McEnerney
                                                ------------------------------
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President

                                             TURNER BROADCASTING SYSTEM, INC.,

                                             by /s/ Thomas W. McEnerney
                                               -------------------------------
                                               Name:  Thomas W. McEnerney
                                               Title: Vice President

                                             THE CHASE MANHATTAN BANK, as
                                             Trustee,

                                             by /s/ Richard Lorenzen
                                               -------------------------------
                                               Name:  Richard Lorenzen
                                               Title: Senior Trust Officer



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